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                                                                 EXHIBIT 10.13.1


                  EMPLOYMENT, CONFIDENTIALITY, NON-SOLICITATION
                          AND NON-COMPETITION AGREEMENT


         This EMPLOYMENT, CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT ("Agreement") made as of the 3rd day of August,1999, by and between John R. Macso ("Mr. Macso" or "Employee"), and FirstMerit Corporation, its subsidiaries and affiliates ("FirstMerit" or "Employer").

                              W I T N E S S E T H:

         WHEREAS, FirstMerit Corporation is an Ohio corporation, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

         WHEREAS, prior to February 1, 2000, Mr. Macso was employed by FirstMerit Corporation as President, Services Company and Chief Technology Officer;

         WHEREAS, Mr. Macso requested of FirstMerit permission to voluntarily relinquish his prior position effective January 31, 2000, and has negotiated and executed a Reassignment Agreement and Release in conjunction with his decision; and

         WHEREAS, FirstMerit and Mr. Macso desire to enter into a relationship whereby Mr. Macso will remain employed by FirstMerit under the terms of this Agreement.

         WHEREAS, as a condition of continued employment, FirstMerit has required that Mr. Macso agree to refrain from competing with FirstMerit or disseminating or improperly using confidential information of FirstMerit and Mr. Macso is willing to make such a commitment, in accordance with the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged by Mr. Macso, the parties agree as follows:


         1. EMPLOYMENT. FirstMerit agrees to employ Mr. Macso as Chairman of Mobile Consultants, Inc. ("MCI") and Mr. Macso accepts employment according to the terms and conditions set forth in this Agreement, to perform those duties and assume those duties and responsibilities as reasonably assigned from time to time by the Chairman and Chief Executive Officer.




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         2.       TERM OF AGREEMENT.
                           a. The term of this Agreement shall commence as of February 1, 2000, and shall terminate January 31, 2002 unless terminated earlier as provided herein. Mr. Macso and FirstMerit agree that Mr. Macso's retirement shall become effective on February 1, 2002.

                           b. Should Employee exercise his right to revoke and/or cancel the Reassignment Agreement and Release executed contemporaneously with this Agreement pursuant to paragraph 18 of said Reassignment Agreement and Release, then upon such revocation and/or cancellation, this Employment, Confidentiality, Non-Solicitation, and
                           Non-Competition Agreement shall also be revoked and canceled and all parties shall be released of all obligations imposed upon each other under the terms of this Agreement.

         3.       TERMINATION OF EMPLOYMENT.

                  3.1      TERMINATION BY THE FIRSTMERIT FOR JUST CAUSE.

                  The Employer may terminate the employment of the Employee under the Agreement without notice for Just Cause. Notwithstanding anything to the contrary contained herein, it shall be considered Just Cause to terminate the Employee's employment upon the happening of any of the following:

                           a.       The retirement or death of the Employee;

                           b. Felonious criminal activity whether or not affecting the Employer;

                           c. Disclosure to unauthorized persons of Employer information which is considered by FirstMerit to be confidential;

                           d. Breach of any contract with, or violation of any legal obligation to, the Employer or dishonesty; or

                           e. Gross negligence or insubordination in the performance of duties of the position held by the Employee.

                  3.2      EFFECT OF TERMINATION UPON COMPENSATION.

                  In the event of termination by the Employer for Just Cause, the Employee shall not be entitled to receive salary or other benefits beyond the date of termination. However, in the event that Mr. Macso engages in conduct identified in paragraph 3.1(e), then termination of employment will not ensue if Mr. Macso cures the


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                  condition within fourteen (14) days after notice has been
                  given by FirstMerit. In the event of termination by the Employer for reasons other than Just Cause or expiration of the term, all of the Unvested Options pursuant to the Stock Option Agreement dated August 3, 1999 shall vest on the effective date of the termination.

         4. DUTIES. Mr. Macso shall serve FirstMerit, under the direction of the Chairman and Chief Executive Officer as set forth in Schedule A.

         5. TOTAL COMPENSATION. While employed under the Agreement, the Employee shall receive as his sole and total compensation for the performance of his duties and obligations under this Agreement the following amounts:

                  a. SALARY. During the term of this Agreement, Mr. Macso shall receive a salary of Three Hundred Ten Thousand Dollars ($310,000.00) per year. Compensation payable to Employee shall be subject to standard payroll deductions and paid in semi- monthly or more frequent installments as may be agreed upon by FirstMerit and Mr. Macso.

                  b. BONUS. Mr. Macso shall not be eligible for any bonus or other incentive compensation.

                  c. BENEFIT PACKAGE. During the term of this agreement, Mr. Macso shall be entitled to participate in such medical and health benefit plans as maintained for executive officers from time to time, may participate in FirstMerit's 401(k) Plan, and shall earn pension credits.

                  d. EXECUTIVE LIFE INSURANCE. If Mr. Macso elects to continue as a participant in the Executive Life Insurance Program, the Employer will, until such time as the premium obligations have been fulfilled, continue payment of the premium plus an additional forty percent (40%) of the premium, providing life insurance in the amount of $500,000 on the life of Mr. Macso (Mr. Macso shall be personally obligated to pay any and all taxes associated with this life insurance benefit).

                  e. COUNTRY CLUB DUES. During the term of this Agreement, FirstMerit shall reimburse Mr. Macso for monthly dues to Fairlawn Country Club and shall designate Mr. Macso as the company representative at Sharon Country Club. Mr. Macso shall be responsible for the payment of any assessments and charges associated with personal use. FirstMerit agrees to reimburse Mr. Macso for approved charges incurred for the purposes of FirstMerit.


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                  f.       EXPENSES. FirstMerit agrees to reimburse Mr. Macso
                           for approved expenses incurred by Macso for the purposes of FirstMerit and in performance of Macso's duties.

                  g. NO OTHER COMPENSATION OR REMUNERATION. Other than Mr. Macso's pension rights and any stock option rights which he may have, Mr. Macso acknowledges and agrees that he is not entitled to any other compensation or remuneration pursuant to the employment relationship, policies, or practices. Futher, Mr. Macso acknowledges and agrees that he is not entitled to any severance pay under the terms of any FirstMerit agreement, policy, practice, or plan.

         6.       COVENANT NOT TO COMPETE AND NON-SOLICITATION.

                  a. During the term of this Agreement and for a period of two (2) years thereafter, Mr. Macso shall not, on his own behalf or with others, directly or indirectly, as a shareholder, partner, director, officer, employee, agent or otherwise, manage, operate, control, own, provide services to, participate in, consult with or be connected in manner with any corporation, partnership, proprietorship or other business entity that engages in any business activity in which FirstMerit is now engaged or otherwise provides banking, financial or related services in locations identified in Section 7, "Geographic Region". Further, Mr. Macso is prohibited from engaging in the above activities for entities located outside of the Geographic Region, if that entity conducts business within the Geographic Region. However, this shall not prevent Mr. Macso from moving his own personal accounts from FirstMerit and placing them with a competitor.

                  b. Mr. Macso hereby further agrees and covenants that during the aforementioned period, he shall not, directly or indirectly, on his own behalf or with others (i) induce or attempt to induce any employee of FirstMerit to leave the employ of FirstMerit, or in any way interfere with the relationship between FirstMerit and any employee, (ii) knowingly hire any such employee of FirstMerit, or (iii) induce or attempt to induce any referral source, customer, or other business relation of FirstMerit not to do business with FirstMerit, or to cease doing business with FirstMerit, or in any way interfere with the relationship between any such referral source, customer, or business relation and FirstMerit.

         7. GEOGRAPHIC REGION. As for FirstMerit's banking and financial business, the Covenant Not to Compete and Non-Solicitation provisions contained in Section 6 of this Agreement shall be in force and binding upon Mr. Macso in all counties in the state of Ohio in which FirstMerit currently has offices, and in Lawrence County,


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                  Pennsylvania. As for the manufactured housing business, the
                  Covenant Not to Compete and Non-Solicitation Agreement provisions contained in Section 6 shall be binding upon Mr. Macso in all states where MCI currently does business ("Geographic Region").

         8. TRADE SECRETS AND CONFIDENTIAL INFORMATION. Mr. Macso acknowledges that, as President, Services Company, he has had extensive access to and has acquired various confidential information relating to the Business, including, but not limited to, financial and business records, customer lists and records, business plans, corporate strategies, information disclosed or discussed during any exit conference, employee information, wage information, and related information and other confidential information (collectively, the "Confidential Information"). Mr. Macso also acknowledges and agrees that the facts relevant to his reassignment, the existence of the Reassignment Agreement and Release dated August 3, 1999(the "Release") and the terms contained in the Release are Confidential Information. Mr. Macso agrees that the Confidential Information is and will be of special and unique value to FirstMerit. Mr. Macso further acknowledges and covenants that, at all times, the Confidential Information is the sole property of FirstMerit and will constitute trade secrets and confidential information of FirstMerit, and that his knowledge of the Confidential Information will enable him to compete with FirstMerit in a manner likely to cause FirstMerit irreparable harm upon the use or disclosure of such matters. Therefore, Mr. Macso hereby irrevocably covenants that he shall not, at any time after the date of this Agreement, use or disclose to any third party, directly or indirectly, any of the Confidential Information, except as permitted by this Agreement. This paragraph shall not be limited by the time periods contained in Section 6 of this Agreement. Excluded from the definition of Confidential Information is (a) information which is publicly available, other than as a result of actions by Mr. Macso in breach of this Agreement; and (b) information which is disclosed by FirstMerit to third parties on a non-confidential basis.

         9. PERMITTED DISCLOSURES. In the event Mr. Macso becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, Mr. Macso will provide the FirstMerit with prompt written notice thereof so that FirstMerit may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that FirstMerit waives compliance with the provisions of this Agreement, Mr. Macso covenants to furnish only that portion of the Confidential Information which he is legally required to disclose and will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. In addition, Mr. Macso may communicate information relating to the Reassignment Agreement and Release only to his attorney and accountant, provided however, that he first obtain reliable assurance that confidential treatment will be accorded by such individuals.

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         10.      PAYMENT OF CONSIDERATION. Mr. Macso agrees that the
                  compensation set forth in Section 5 above shall constitute consideration of the covenants and agreements hereunder and employment is conditioned upon Mr. Macso's continued compliance with the terms and conditions contained in this Agreement.

         11. BREACH AND CURE PERIOD. In the event that Mr. Macso violates any provision of this Agreement or otherwise fails to fulfill any of the covenants herein, FirstMerit shall provide Mr. Macso of written notice of such breach. Mr. Macso shall then have fourteen (14) days to provide FirstMerit with written explanation that the breach has been cured ("Cure Period"). If the breach is not cured to FirstMerit's satisfaction after the expiration of fourteen (14) days after the receipt of FirstMerit's written notice by any person identified in
                  Section 24 of this Agreement, then FirstMerit may exercise any and all of its rights at law and equity to enforce this Agreement.

                  The parties acknowledge that subject to the above Cure Period, any material breach by Mr. Macso of any of the provisions of Sections 6 through 9 of this Agreement shall discharge FirstMerit from any obligation to make payments under Section 5 of this Agreement. The parties further agree that whether a breach is "material," so as to discharge FirstMerit from is obligation to make any payment after the date of the breach, will be abjudicated by a court of competent jurisdiction. FirstMerit's right to discontinue payments after the date of material breach shall not limit FirstMerit from seeking any other damages to which it is entitled as a result of any breach by Mr. Macso. Further, the parties acknowledge that a breach by Mr. Macso of any of the provisions of Sections 6 through 9 of this Agreement shall cause irreparable damage to FirstMerit, the extent of which may be difficult to ascertain, and that the award of damages for such a breach shall not be adequate relief. Consequently, Mr. Macso covenants that a breach or threatened breach by Mr. Macso, may entitle FirstMerit to injunctive relief to prevent or end such breach, that Mr. Macso shall waive the defense as to irreparable harm and adequate remedy at law. Such a remedy is not exclusive, but shall be in addition to any other remedies available to FirstMerit at law or in equity. In the event that either party hereto files a lawsuit to enforce the terms of this Agreement, the successful party shall, in addition to the other remedies, be entitled to all costs of litigation, including reasonable attorneys' fees.

         12. EXTENSION OF TERM. In the event of the violation of any of the covenants contained in Section 6 by Mr. Macso, Mr. Macso agrees that the term of the covenants shall be automatically extended for a period equal to the duration of the violation. The extension of term provided for in this Section 12 shall be in addition to, and not in lieu of, any other remedies available to FirstMerit at law or in equity.

         13. REPRESENTATIONS; PRIOR AGREEMENTS. Each party hereby represents and warrants that (i) the execution, delivery and performance of this Agreement does not and will not conflict with, breach, violate or cause a default under any contract,

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                  agreement, instrument, order, judgment or decree to which any party is bound, (ii) upon the execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of the parties, enforceable in accordance with its terms, and (iii) all parties are familiar with restrictive covenants, fully understands the obligations imposed on him by this Agreement, and has been represented by and has consulted with legal counsel in connection with the preparation and execution of this Agreement.

         14. REASONABLENESS OF PROVISIONS. Each party acknowledges that the terms of this Agreement are reasonable, fair and just and are necessary for the protection of the legitimate interests of the parties. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended over too great a period of time or too large a geographic area or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities deemed reasonable under the circumstances.

         15. WAIVER OF BREACH. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

         16. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         17. ASSIGNMENT. No assignment or transfer of this Agreement by Mr. Macso, including assignment or transfer by operation of law, shall be valid without the prior written consent of FirstMerit. FirstMerit may freely assign this Agreement without Mr. Macso's consent.

         18. COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein, and other documents of even date herewith contain the entire agreement of the parties and supersede any prior understandings, agreements or representations which may be related to the subject matter hereof in any way.

         19. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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         20.      AMENDMENTS. No amendment or variation of the provisions of this Agreement shall be valid unless the same is in writing and signed by both parties to this Agreement.

         21. AFFILIATES DEFINED. For purposes of this Agreement, an "affiliate" is defined as any business entity which, directly or indirectly is owned or controlled by, or is under common ownership or control with, FirstMerit.

         22. CHOICE OF LAW AND JURISDICTION. This Agreement is made and entered into in the state of Ohio, and shall in all respects be interpreted, enforced and governed under the laws of said state notwithstanding its conflict of laws rules. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Summit County) or The United States District Court for the Northern District of Ohio, Eastern Division.

         23. COMMUNICATION AND NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actual delivery to a party by personal delivery or when deposited in the United States mail, postage prepaid, and the addressees and addresses are as follows, unless and until any such party notifies the other of a change of addressee and address:

                  To:      Terry E. Patton, Esq.
                           Executive Vice President, Corporate Secretary, and Chief Legal Counsel
                           FirstMerit Corporation
                           III Cascade Plaza
                           Akron, Ohio 44308

                  To:      John R. Macso
                  At:      970 Robinwood Hills Drive
                           Akron, Ohio 44333


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         25.      DESCRIPTIVE HEADINGS. The descriptive headings of this
                  Agreement are inserted for convenience only and do not constitute a part of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



August 5, 1999                        /s/ John R. Macso
------------------------             -------------------------------
Date                                      John R. Macso


                                     FIRSTMERIT CORPORATION


AUGUST 5, 1999                       By: /s/ Christopher J. Maurer
------------------                   ------------------------------------------
Date                                 Its:     Executive Vice President of Human
                                              Resources

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